EXHIBIT 99.1

PRESS RELEASE

For Immediate Release
Contact:    Ken F. Parsons, Sr. - Chairman / CEO
                (360) 459-1100
                (360) 459-0137 (Fax)

Venture Financial Group, Inc. Announces Cash Dividend

        Olympia, Wash. July 25, 2006 - Venture Financial Group, Inc., parent company of Venture Bank, announced that on July 19, 2006, the Board of Directors declared a cash dividend of $.075 per share payable August 18, 2006 to all shareholders of record as of August 4, 2006. The dividend marks a 7.14% increase over the previous quarterly dividend, and is the thirtieth consecutive quarterly dividend to be paid to shareholders.

        Venture Bank, with 17 financial centers in four western Washington counties offers a full spectrum of financial services including commercial, construction, residential and consumer lending, deposit products, and other banking services. The bank also provides a broad range of investment services through its subsidiary Venture Wealth Management, Inc. Further information about the bank may be found on the Internet at www.venture-bank.com.